Exhibit (a)


                        THE PRINCIPLED EQUITY INDEX FUND
                        Amendment to Declaration of Trust
                               Dated July 6, 1994

         The undersigned, being the sole Trustee of The Principled Equity Index Fund, a Massachusetts business trust organized under a Declaration of Trust dated April 26, 1994, as heretofore amended July 6, 1994, hereby further amends said Declaration of Trust by changing the name of said Trust to "The Principled Equity Market Fund" effective concurrently with the filing of the next amendment to the Trust's registration statement filed with the Securities and Exchange Commision under the Securities Act of 1933, and by substituting such new name for the name of the Trust everywhere that it appears in said Declaration of Trust, effective at the same time, wherever the Trust's name appears therein.

         WITNESS my hand this 1st day of November, 1996.



                                               S/John Hand, Trustee
                                               John Hand, Trustee